LEAR CORPORATION
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 9, 2007, by and among Lear Corporation, a Delaware corporation (the “Company”) and AREP Car Holding Corp., a Delaware corporation (“AREP”).

WHEREAS, pursuant to an Agreement and Plan of Merger dated February 9, 2007, as amended as of the date hereof, by and among the Company, AREP and AREP Car Acquisition Corp., a Delaware corporation (the “Merger Agreement”), upon the occurrence of certain events set forth in the Merger Agreement, the Company may be obligated to issue to AREP 335,570 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), which have been valued at $37.25 per share for an aggregate valuation (“Value”) of $12,500,000;

WHEREAS, the Shares, if issued, will be acquired in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “’33 Act”) and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”); and

WHEREAS, if the Shares are issued, the Company has agreed to register the Shares for resale under the ’33 Act, and the parties wish to agree on the terms and conditions under which the Shares, if issued, will be registered under the ’33 Act.

NOW, THEREFORE, if the Shares are issued, the parties agree as follows:

1. Registration Rights.

(a) Within thirty (30) days after the date on which the Shares are issued (the “Filing Deadline”), the Company shall prepare and file with the SEC a “Shelf” Registration Statement (the “Registration Statement”) covering the resale of the Shares (“Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form). In the event that the Registration Statement has not been filed by the Filing Deadline, the Company will pay AREP a fee equal to 0.5% of the Value.

(b) The Company shall use its best efforts to cause the Registration Statement to be declared effective upon filing with the SEC or as promptly as possible after the filing thereof and shall use its best efforts to keep the Registration Statement continuously effective under the ’33 Act until such time as AREP receives an opinion acceptable to AREP from Company counsel to the effect that the Registrable Securities may be resold in a transaction exempt from the registration requirements of the ’33 Act without regard to any volume or other restrictions under the ’33 Act (the “Effectiveness Period”). In the event that the Registration Statement is not declared effective within one hundred twenty (120) days after the date on which the Shares are issued (the “Effectiveness Deadline”), the Company will pay AREP a fee equal to 0.5% of the Value. In addition, every sixty (60) days from the Effectiveness Deadline until the Registration Statement is declared effective, the Company shall pay to AREP an amount in cash equal to 0.5% of the Value, accruing daily and prorated for any partial period; provided, however, that the aggregate amount of liquidated damages for which the Company is liable pursuant to Sections 1(a) and 1(b) shall not exceed five percent (5%) of the Value. The payment of any of these fees does not relieve the Company of its registration obligations under this section.

(c) The Company shall notify AREP in writing promptly that the Registration Statement has become effective.

(d) Notwithstanding anything to the contrary in this Agreement, the Company may, one time in any twelve (12) month period, for up to a maximum of seventy-five (75) days, delay the filing or effectiveness of a Registration Statement or suspend the effectiveness of a Registration Statement if the Company shall have determined in good faith, upon advice of counsel, that it would be required to disclose any significant corporate development which disclosure would have a material effect on the Company.

(e) So long as the Company pursues in good faith its obligations under this Agreement, the fees provided for in these sections shall be treated as liquidated damages and the Company shall have no further liability to AREP, provided however, that if the Company is not so pursuing its obligations under this Agreement in good faith, AREP shall be entitled to claim damages in addition to the fees owed under these sections.

2. Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three business days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to AREP copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of AREP (it being understood that such review must be completed within three business days of receipt of the applicable documents), and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the ’33 Act.

(b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the ’33 Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the ’33 Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by AREP thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

(c) Notify AREP promptly of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement covering Registrable Securities; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Furnish to AREP, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e) Promptly deliver to AREP, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as AREP may reasonably request.

(f) Prior to any public offering of Registrable Securities, use its commercially reasonable best efforts to register or qualify or cooperate with AREP in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as AREP requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(g) Upon the occurrence of any event described in Section 2(c), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Comply with all applicable rules and regulations of the SEC.

(i) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations, in the event that AREP notifies the Company of its intent to resell the Registrable Securities pursuant to an underwritten offering and of the selected underwriter(s) for such offering.

(j) In connection with the registration of the Registrable Securities, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that AREP shall furnish to the Company such information reasonably requested by it to complete the Registration Statement.

3. Registration Expenses.  The Company shall pay the following expenses incident to the performance of or compliance with its obligations under Sections 1, 2, 3 and 4 of this Agreement: (i) all registration and filing fees and expenses, including without limitation those related to filings with the SEC and in connection with applicable state securities or Blue Sky laws, (ii) printing expenses (including without limitation expenses of printing prospectuses requested by AREP), (iii) fees and expenses of all persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (D) all listing fees to be paid by the Company to the New York Stock Exchange and the reasonable fees and expenses of one counsel for AREP. The Company shall not be obligated to pay, if applicable, any underwriting discounts and commissions with respect to the sale of the Shares.

4. Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless AREP, its officers, directors, partners, members, agents, and employees, each person who controls AREP (within the meaning of Section 15 of the ’33 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, partners, members, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding AREP furnished in writing to the Company by AREP expressly for use therein, or to the extent that such information relates to AREP’s proposed method of distribution of the Shares and was reviewed and approved in writing by AREP expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 2(c), the use by AREP of an outdated or defective prospectus after the Company has notified AREP in writing that the prospectus is outdated or defective. The Company shall notify AREP promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by AREP.  AREP shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the ’33 Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by AREP to the Company specifically for inclusion in such Registration Statement or such prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding AREP furnished in writing to the Company expressly for use therein, or to the extent that such information relates to AREP or AREP’s proposed method of distribution of the Shares and was reviewed and expressly approved in writing by AREP expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 2(c), the use by AREP of an outdated or defective prospectus after the Company has notified AREP in writing that the prospectus is outdated or defective. In no event shall the liability of AREP hereunder be greater in amount than the dollar amount of the net proceeds received by AREP upon the sale of the Shares giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.

(i) If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (I) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (II) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (III) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.

(i) If a claim for indemnification under Sections 4(a) or 4(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in Section 4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4(d), AREP shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by AREP from the sale of the Shares subject to the proceeding exceeds the amount of any damages that AREP has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the ’33 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. Miscellaneous.

(a) Governing Law.  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State without giving effect to its conflicts of laws principles thereof.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Amendments.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and AREP. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48034
Facsimile: (248) 447-1677
Attention: Daniel A. Ninivaggi
Executive Vice President and General Counsel

with a copy to (for information purposes only):

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Facsimile: 312-558-5700
Attention: Bruce A. Toth, Esq.

If to AREP:

c/o Icahn Associates Corp.
767 Fifth Avenue
New York, NY 10153
Facsimile: 212-750-5815
Attn: Vince Intrieri, and
Keith Meister

with a copy to (for information purposes only):

c/o Icahn Associates Corp.
767 Fifth Avenue
New York, NY 10153
Facsimile: 212-688-1158
Attn: Marc Weitzen, Esq.

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by an overnight courier service shall be evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company and AREP shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, provided however that AREP may assign all or any portion of its rights and obligations hereunder to no more than ten (10) other parties, although such assignment shall not relieve AREP of its obligations under this Agreement.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Termination.  This Agreement shall terminate if the Company no longer has any obligation to issue the Shares pursuant to the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement as of the date first written above.

LEAR CORPORATION

By:	/s/ Daniel A. Ninivaggi
Name: Daniel A. Ninivaggi

Title:	Executive Vice President, General Counsel and Chief Administrative Officer

AREP CAR HOLDING CORP.

By:	/s/ Andrew Skobe
Name: Andrew Skobe

Title:	Chief Financial Officer